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                                                                   EXHIBIT 10.16


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                                  July 1, 1993


PERSONAL AND CONFIDENTIAL
- - - -------------------------

Mr. John J. Estok
3204 NW 125th Place
Portland, OR 97229



Dear John:

          This letter sets forth the terms and conditions upon which Industrial Funding Corp. and Industrial Leasing Corporation (together, the "Employer) agree to employ John J. Estok ("Employee"), commencing on July 1, 1993.

1.0  Position and Term
     -----------------

     1.1  Position
          --------

          The Employee will be President and Chief Executive Officer of the Employer. The Employee will report to the Board of Directors of the Employer and shall operate from the Employer's head office, currently located in Portland, Oregon.

     1.2  Term
          ----

          Unless sooner terminated as hereinafter provided, the term of Employee's employment shall commence with the date of this letter and shall continue for a period of thirteen (13) months.

2.0  Duties and Employee's Commitment
     --------------------------------

     2.1  Duties
          ------

          The Employee shall: (a) manage, supervise and conduct the business and affairs of the Employer, including, without Stations the collection of the Employer's lease portfolio, the collection of that certain Purchase Price Note issued in connection with the Agreement of Purchase and Sale of Assets, dated as of December 10, 1992, between ILC Acquisition Corp. and Industrial Leasing Corporation, and the management and supervision of all litigation to which the Employer or industrial Leasing are parties; (b) report to and keep its Board of Directors fully apprised in all respects; and (c) carry out such other

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Mr. John J. Estok
July 1, 1993
Page 2


duties, tasks and responsibilities as its Board of Directors may from time to time assign to him, consistent with his position as President and Chief Executive Officer of the Employer.

     2.2  Commitment of Employee
          ----------------------

          Employee shall commit such time and efforts to the performance of his duties as Employee, in his reasonable discretion, shall deem necessary to perform and fulfill such duties; provided, however, that Employee shall commit not less than 40 hours per week to the performance and fulfillment of his duties during each month for a period of three (3) months commencing on the date of this letter and shall commit not less than 20 hours per week to the performance and fulfillment of his duties during each month thereafter. It is understood that, after October 1, 1993, Employee does not agree to work exclusively for Employer, but may, so long as it does not interfere with the performance of his duties or is not in derogation of his fiduciary duties to Employee, contract to do work for other parties.

3.0  Compensation and Benefits
     -------------------------

     3.1  Base Salary
          -----------

          The Employee shall receive a base salary of US$7,500 per month, payable in accordance with the usual payroll practices of the Employer.

     3.2  Severance Prepayment
          --------------------

          In addition to payment of a base salary, the Employer shall pay to the Employee severance prepayment in three (3) equal installments of US$100,000 on that date four months after the effective date of this Employment Agreement, on that date eight months after the effective date of this Employment Agreement and on that date 12 months after the effective date of this Employment Agreement (each such date, a "Severance Prepayment Date"); provided, however, that if Employee shall have terminated his employment with the Employer for any reason or if Employer shall have terminated Employee for just cause or misconduct before any Severance Prepayment Date, then Employee shall not be entitled to any severance prepayment installment payable after such date of termination. The severance prepayment provided in this Section 3.2 shall be in full satisfaction of all severance obligations of the Employer to the Employee and Employee shall be entitled to no other payments or benefits upon the termination of Employee's employment except as provided herein.

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Mr. John J. Estok
July 1, 1993
Page 3


     3.3  Performance Incentive Payment
          -----------------------------

          In addition to payment of a base salary and severance prepayment installments, the Employee shall be eligible for an incentive payment as described in Appendix A hereto.

     3.4  Withholding
          -----------

          The Employee acknowledges that the Employer shall withhold from all base salary, severance prepayment installments and incentive payments due to the Employee all applicable withholding taxes and statutory deductions.

     3.5  Benefits
          --------

          The Employee shall be entitled to receive employee benefits, including participation in a medical and dental benefits plan and life and disability insurance plan, commensurate with those generally available to employees of the Employer. In this regard, the Employer hereby waives in favor of the Employee the standard benefit eligibility waiting periods.

     3.6  Vacation
          --------

          The Employee shall be entitled to no vacation during the term of Employer's employment of Employee except for such vacation hours identified in Appendix B hereto. At any time on or before the termination of Employee's employment, the Employee shall enjoy the right to payment for any accrued but unused vacation hours at the rate set forth in Appendix B.

4.0  Expenses
     --------

          The Employer shall pay or reimburse the Employee for all travel and out-of-pocket expenses reasonably incurred or paid by the Employee and the performance of his duties, subject to receipt of such supporting documentation as the Employer may reasonably require. Such payments or reimbursement shall be made quarterly to Employee upon review and approval of such supporting documentation by Employer's Board of Directors.

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Mr. John J. Estok
July 1, 1993
Page 4


5.0  Termination by Employer
     -----------------------

     5.1  Just Cause or Willful Misconduct
          --------------------------------

          Notwithstanding anything to the contrary herein, the Employee's employment may be terminated at any time by the Employer without prior notice and without any further obligation to the Employee for just cause or willful misconduct.

     5.2  Other Cases
          -----------

          For any reason other than just cause or Employee's Misconduct, Employee's employment may be terminated at any time by the Employer upon provision of sixty (60) days of prior written notice by the Employer to the Employee; provided, however, that on the date of such termination Employer shall pay to Employee any unpaid severance prepayment installments in the amounts prescribed in Section 3.2 hereof.


     5.3  Termination Benefits
          --------------------

          Provided that Employer has not terminated the Employee's employment for just cause or willful misconduct or that the Employee has not terminated his employment in accordance with Section 6.0 hereof: (a) the Employer shall continue the Employee's participation in the Employer's medical and dental benefits plans, at the Employer's expense, to and until that date eighteen (18) months after the date hereof; and (b) the Employer shall, if such relocation is completed on or before that date eighteen (18) months after the date hereof relocate the Employee and family to any Canadian destination, at the Employer's reasonable expense.

6.0  Termination by Employee
     -----------------------

          The Employee's employment may be terminated at any time by the Employee upon provision of sixty (60) days prior written notice by the Employee to the Employer; provided, however, that if Employee shall terminate his employment prior to any severance Prepayment Date, Employee shall not be entitled to any severance prepayment installment payable after such date of termination.

7.0  Amendments
     ----------

          This agreement may not be modified or amended in whole or in part except by written instrument signed by both the Employer and Employee.

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Mr. John J. Estok
July 1, 1993
Page 5


8.0  Applicable Law
     --------------

          This agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

9.0  Entire Agreement
     ----------------

          This letter constitutes the entire agreement between the parties with reference to the employment of the Employee by the Employer There are no promises, representations, collateral agreements or understandings between the parties in connection with such subject matter except as specifically set forth in this agreement.

10.0 Interpretation
     --------------

          In the event that any provision of this agreement shall be deemed void and invalid by a court of competent jurisdiction, the remaining provisions shall be and remain in full force and effect.

11.0 Acknowledgment
     --------------

          The Employee acknowledges that: he has had sufficient time to thoroughly consider this agreement; he has read and understands its terms; he has been given an opportunity to obtain independent legal and professional advice; and he has entered this agreement voluntarily and without any pressure.

          Please confirm your acceptance of this offer of employment by signing and returning the attached duplicate copy.

                                             Yours very truly,

                                             INDUSTRIAL FUNDING CORP



                                             Alan R. Hibben
                                             Chairman


Accepted this _____ day of July, 1993.


________________________________
John J. Estok